UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd. Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Executive Employment Agreement

On July 24, 2025, Vivakor Administration, LLC (the “Company”) entered into an executive employment agreement with Kimberly Hawley (the “Employment Agreement”) with respect to the her appointment as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and Vivakor, Inc. ("Vivakor"). Pursuant to the Employment Agreement, Ms. Hawley will receive annual compensation of $350,000. Additionally, Ms. Hawley shall be eligible for performance bonus compensation as further set forth therein. The Employment Agreement may be terminated by either party for any or no reason, by providing five business days’ notice of termination, but a termination without cause will trigger certain severance provisions, including a lump sum payment equal to one (1) calendar year’s pay.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. Ms. Hawley’s hiring was a result of our prior Chief Financial Officer resignation, as discussed below.

Kimberly Hawley, Executive Vice President, Chief Financial Officer, and Treasurer

Ms. Kimberly Hawley was hired as Executive Vice President, Chief Financial Officer, and Treasurer of Vivakor, Inc. and Vivakor Administration, LLC on July 24, 2025. Prior to joining the Company, Ms. Hawley served as the Chief Financial Officer of Empire Diversified Energy, Inc. from February 2022 until July 24, 2025. In that role, she oversaw the financial operations of the company’s seven subsidiaries. In addition, she led financial strategy, capital structure and funding initiatives for major infrastructure and site development projects, securing over $120 million in long term debt financing. Prior to joining Empire Diversified Energy, Ms. Hawley was a Certified Public Account with Personal Management Consultants from October 2018 to January 2022, where she provided comprehensive financial management services, including strategic planning, tax forecasting, and coordination with key financial and legal advisors. Ms. Hawley received her Bachelor of Business Administration from Loyola University of Chicago, and her Master of Business Administration from Pepperdine University. Ms. Hawley is a Certified Public Accountant (CPA) in California.

The Board believes that Ms. Hawley’s compiling and preparing accurate financial statements for complex entities, as well as her extensive knowledge with financing transactions makes her ideally qualified to help lead the Company and Vivakor towards continued growth and success as the Company and Vivakor’s Chief Financial Officer.

Family Relationships

Ms. Hawley does not have a family relationship with any of the current officers or directors of Vivakor.

Related Party Transactions

There are no related party transactions involving Ms. Hawley.

On July 19, 2025, the Board of Directors of Vivakor received notice from Tyler Nelson, Vivakor’s Chief Financial Officer and Member of the Board of Directors of his resignation from such positions effective immediately. According to Mr. Nelson’s letter of resignation from Vivakor’s Board of Directors, his decision to resign was due, in part, to disagreements with Vivakor regarding its financial review, authorization and reporting processes and policies and certain of its strategic decisions, as well as Vivakor’s alleged failure to timely implement appropriate measures to address the material weaknesses in Vivakor’s internal controls discussed in its public filings. A copy of Mr. Nelson’s letter of resignation from the Board of Directors is attached hereto as 99.1. The Company has provided Mr. Nelson with a copy of this Form 8-K and the disclosures made herein and has furnished Mr. Nelson with the opportunity to promptly address a letter to the Company and/or Vivakor stating whether he agrees with the statements made by the Company and Vivakor in response to this Item 5.02 and, if not, stating the respect in which he does not agree. If the Company or Vivakor receives such a letter it will file that letter as an amendment to this Form 8-K within two business day safter receipt of the letter.

Item 8.01	Other Events.

On July 19, 2025, Mr. Nelson delivered notice of his resignation as Chief Financial Officer of the Company and Vivakor for “good reason” pursuant to his Executive Employment Agreement with Vivakor Administration, LLC, alleging that Vivakor Administration, LLC had materially breached such agreement, diminished his responsibilities, and that Vivakor was in breach of obligations owed pursuant to that certain Promissory Note dated June 8, 2024 made to the order of Mr. Nelson. These allegations are now under review by the Company and Vivakor and the Company and Vivakor intend to provide a timely response to the same.

Vivakor Administration, LLC is a direct wholly-owned subsidiary of Vivakor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about Vivakor or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Vivakor may be found elsewhere in this Current Report on Form 8-K and in Vivakor’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Title
10.1	Executive Employment Agreement, by and between Vivakor Administration, LLC and Kimberly Hawley, dated July 24, 2025
99.1	Letter from Tyler Nelson, dated July 19, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: July 24, 2025	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chief Executive Officer

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